CONSOLIDATED BALANCE SHEET
AT JUNE 30 OF 2003 AND 2002
(Thousands of Pesos)

Ref		QUARTER OF PRESENT		QUARTER OF PREVIOUS
S	CONCEPTS	FINANCIAL YEAR	%	FINANCIAL YEAR	%

1	TOTAL ASSETS	30,295,515	100	34,390,728	100

2	CURRENT ASSETS	8,847,440	29	9,753,927	28
3	CASH AND SHORT-TERM INVESTMENTS	1,736,374	6	1,461,638	4
4	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	2,227,219	7	2,156,491	6
5	OTHER ACCOUNTS AND DOCUMENTS RECEIVABLE	1,247,210	4	1,290,788	4
6	INVENTORIES	3,636,637	12	3,508,931	10
7	OTHER CURRENT ASSETS	-	0	1,336,079	4
8	LONG-TERM	731,388	1	596,960	1
9	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	731,388	1	596,960	1
10	INVESTMENT SHARES OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATED	-	0	-	0
11	OTHER INVESTMENTS	-	0	-	0
12	PROPERTY, PLANT AND EQUIPMENT	18,816,447	63	19,159,512	56
13	PROPERTY	13,739,569	46	14,122,062	41
14	MACHINERY AND INDUSTRIAL EQUIPMENT	25,996,672	87	26,014,495	76
15	OTHER EQUIPMENT	-	0	-	0
16	ACCUMULATED DEPRECIATION	22,220,249	74	21,877,782	64
17	CONSTRUCTION IN PROGRESS	1,300,455	4	900,737	3
18	DEFERRED ASSETS (NET)	1,900,240	6	1,864,954	5
19	OTHER ASSETS	-	0	3,015,375	9

20	TOTAL LIABILITIES	22,086,823	100	24,871,783	100
21	CURRENT LIABILITIES	9,399,948	43	12,502,490	50
22	SUPPLIERS	2,155,600	10	2,566,507	10
23	BANK LOANS	4,080,378	18	6,161,366	25
24	STOCK MARKET LOANS	668,352	3	225,919	1
25	TAXES	198,408	1	-	0
26	OTHER CURRENT LIABILITIES	2,297,210	10	3,548,698	14
27	LONG-TERM LIABILITIES	10,733,936	49	9,628,645	39
28	BANK LOANS	4,141,510	19	8,087,839	33
29	STOCK MARKET LOANS	6,592,426	30	1,540,806	6
30	OTHER LOANS	-	0	-	0
31	DEFERRED LOANS	519,186	2	715,972	3
32	OTHER LIABILITIES	1,433,753	7	2,024,676	8

33	CONSOLIDATED STOCK HOLDERS' EQUITY	8,208,692	100	9,518,945	100
34	MINORITY INTEREST	2,579,613	31	3,426,029	36
35	MAJORITY INTEREST	5,629,079	69	6,092,916	64
36	CONTRIBUTED CAPITAL	7,258,204	88	7,258,204	76
37	PAID-IN CAPITAL STOCK (NOMINAL)	324,000	4	324,000	3
38	RESTATEMENT OF PAID-IN CAPITAL STOCK	6,000,631	73	6,000,631	63
39	PREMIUM ON SALES OF SHARES	933,573	11	933,573	10
40	CONTRIBUTION FOR FUTURE CAPITAL INCREASE	-	0	-	0
41	CAPITAL INCREASE (DECREASE)	(1,629,126)	(20)	(1,165,288)	(12)
42	RETAINED EARNINGS AND CAPITAL RESERVE	11,232,200	137	13,916,360	146
43	REPURCHASE FUND OF SHARES	2,514,000	31		0
44	EXCESS (SHORTFALL) IN RESTATEMENT OF HOLDER'S EQUITY	(15,135,314)	(184)	(14,765,040)	(155)

45	NET INCOME FOR THE YEAR	(240,012)	(3)	(316,608)	(3)

CONSOLIDATED BALANCE SHEET
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

Ref		QUARTER OF PRESENT		QUARTER OF PREVIOUS
S	CONCEPTS	FINANCIAL YEAR	%	FINANCIAL YEAR	%

3	CASH AND SHORT-TERM INVESTMENTS	1,736,374	100	1,461,638	100
46	CASH	495,938	29	559,361	38
47	SHORT-TERM INVESTMENTS	1,240,436	75	902,277	66

18	DEFERRED ASSETS (NET)	1,900,240	100	1,864,954	100
48	AMORTIZED OR REDEEMED EXPENSES	1,137,579	60	1,111,874	60
49	GOODWILL	762,661	40	753,080	40
50	DEFERRED TAXES	-	0	-	0
51	OTHERS	-	0	-	0

21	CURRENT LIABILITIES	9,399,948	100	12,408,640	100
52	FOREIGN CURRENCY LIABILITIES	6,525,112	69	8,425,672	67
53	MEXICAN PESOS LIABILITIES	2,874,836	31	4,076,818	33

24	STOCK MARKET LOANS	668,352	100	225,919	100
54	COMMERCIAL PAPER	208,352	31	225,919	100
55	CURRENT MATURITIES OF MEDIUM TERM NOTES	460,000	69	-	0
56	CURRENT MATURITIES OF BONDS	-	0	-	0

26	OTHER CURRENT LIABILITIES	2,297,210	100	3,548,698	100
57	OTHER CURRENT LIABILITIES With COST	-	0	-	0
58	OTHER CURRENT LIABILITIES WITHOUT COST	2,297,210	100	3,548,698	100

27	LONG-TERM LIABILITIES	10,733,936	100	9,628,645	100
59	FOREIGN CURRENCY LIABILITIES	4,316,779	40	8,151,572	85
60	MEXICAN PESOS LIABILITIES	6,417,157	62	1,477,073	16

29	STOCK MARKET LOANS	6,592,426	100	1,540,806	100
61	BONDS	-	0	-	0
62	MEDIUM TERM NOTES	6,592,426	100	1,540,806	100

30	OTHER LOANS	-	100	-	100
63	OTHER LOANS WITH COST	-	0	-	0
64	OTHER LOANS WITHOUT COST	-	0	-	0

31	DEFERRED LOANS	519,186	100	715,972	100
65	NEGATIVE GOODWILL	-	0	-	0
66	DEFERRED TAXES	519,186	100	715,972	100
67	OTHERS	-	0	-	0

32	OTHER LIABILITIES	1,433,753	100	2,024,676	100
68	RESERVES	1,298,920	91	1,236,500	61
69	OTHER LIABILITIES	134,833	9	788,176	39

44	EXCESS (SHORTFALL) IN RESTATEMENT OF STOCK HOLDERS' EQUITY	(15,135,314)	100	(14,872,570)	100
70	ACCUMULATED INCOME DUE TO MONETARY POSITION	-	0	-	0
71	INCOME FROM NON-MONETARY POSITION ASSETS	(15,135,314)	100	(14,872,570)	100

CONSOLIDATED BALANCE SHEET
OTHER CONCEPTS
(Thousands of Pesos)

Ref		QUARTER OF PRESENT	QUARTER OF PREVIOUS
S	Concepts	FINANCIAL YEAR	FINANCIAL YEAR

72	WORKING CAPITAL	(552,509)	(2,748,563)
73	PENSIONS FUND AND SENIORITY PREMIUMS	408,872	418,195
74	EXECUTIVES(*)	329	374
75	EMPLOYEES (*)	5,651	5,841
76	WORKERS(*)	20,233	21,920
77	CIRCULATION SHARES(*)	324,000,000	324,000,000
78	REPURCHASES SHARES (*)	23,353,190	25,620,000
	(*) These concepts should be expressed in units

CONSOLIDATED INCOME STATEMENT
FROM JANUARY THE 1ST TO JUNE 30 OF 2003 AND 2002
(Thousands of Pesos)

REF		QUARTER OF PRESENT		QUARTER OF PREVIOUS
R	CONCEPTS	FINANCIAL YEAR	%	FINANCIAL YEAR	%

1	NET SALES	11,615,826	100	11,939,208	100
2	COST OFSALES	8,645,541	74	8,325,961	70
3	GROSS INCOME	2,970,285	26	3,613,247	30
4	OPERATING EXPENSES	2,199,218	19	2,425,978	20
5	OPERATING INCOME	771,067	7	1,187,269	10
6	TOTAL FINANCING COST	654,914	6	1,481,535	12
7	INCOME AFTER FINANCING COST	116,153	1	(294,266)	(2)
8	OTHER FINANCIAL OPERATIONS	63,482	1	264,623	2
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	52,671	0	(558,889)	(5)
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	185,157	2	(447,100)	(4)
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	(132,486)	(1)	(111,789)	(1)
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	0	-	0
13	CONSOLIDATED NET INCOME OF CONTINUOUS	(132,486)	(1)	(111,789)	(1)
14	INCOME OFDISCOUNTINOUS OPERATIONS	-	0	120,330	1
15	CONSOLIDATED NET INCOME BEFORE EXTRAODINARY ITEMS	(132,486)	(1)	(232,119)	(2)
16	EXTRAODINARY ITEMS NET EXPENSES (INCOME) NET EFFECT AT THE BEGINNING OFTHE YEAR BY	-	0	-	0
17	CHANGES IN ACCOUNTING PRINCIPLES	-	0	-	0
18	NET CONSOLIDATED INCOME	(132,486)	(1)	(232,119)	(2)
19	NET INCOME OF MINORITY INTEREST	107,526	1	84,489	1
20	NET INCOME OF MAJORITY INTEREST	(240,012)	(2)	(316,608)	(3)

CONSOLIDATED INCOME STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF		QUARTER OF PRESENT		QUARTER OF PREVIOUS
R	CONCEPTS	FINANCIAL YEAR	%	FINANCIAL YEAR	%

1	NET SALES	11,615,826	100	11,939,208	100
21	DOMESTIC	8,586,812	74	8,868,923	75
22	FOREIGN	3,029,014	26	3,070,285	25
23	TRANSLATED INTO DOLLARS	286,816	5	299,298	5

6	TOTAL FINANCING COST	654,914	100	1,481,535	100
24	INTEREST PAID	901,225	138	781,130	53
25	EXCHANGE LOSSES	105,541	16	1,104,004	75
26	INTEREST EARNED	73,505	11	24,953	2
27	EXCHANGE PROFITS	-	0	-	0
28	GAIN DUE TO MONETARY POSITION	(278,347)	(43)	(378,646)	(26)

8	OTHER FINANCIAL OPERATIONS	63,482	100	264,623	100
29	OTHER NET EXPENSES (INCOME) NET	63,482	100	264,623	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	0	-	0
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	-	0	-	0

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	185,157	100	(447,100)	100
32	INCOME TAX	186,484	101	184,265	(41)
33	DEFERRED INCOME TAX	(40,334)	(22)	(681,463)	152
34	WORKERS' PROFIT SHARING	38,338	21	49,368	(11)
35	DEFERRED WORKERS' PROFIT SHARING	669	0	730	0

CONSOLIDATED INCOME STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)

REF		QUARTER OF PRESENT	QUARTER OF PREVIOUS
R	CONCEPTS	FINANCIAL YEAR	FINANCIAL YEAR

36	TOTAL SALES	13,790,882	14,022,974
37	NET INCOME OF THE YEAR	-	-
38	NET SALES (**)	23,924,140	24,415,799
39	OPERATING INCOME (**)	1,594,941	2,131,793
40	NET INCOME OF MAJORITY INTEREST (**)	28,203	(676,219)
41	NET CONSOLIDATED INCOME (**)	181,340	(434,120)
	(**) The restated information on the last twelve months should be used

CONSOLIDATED CASH FLOW STATEMENT
FROM JANUARY 1ST TO JUNE 30 OF 2003 AND 2002
(Thousands OF Pesos)

		QUARTER OF PRESENT	QUARTER OF PREVIOUS
Ref	CONCEPTS	FINANCIAL YEAR	FINANCIAL YEAR
C
1	CONSOLIDATED NET INCOME	(132,486)	(232,119)
2	+(-)ITEMS ADDED TO INCOME WHICH DO NOT REQUIR USING CASH	1,044,691	636,309
3	CASH FLOW FROM NET INCOME OF THE YEAR	912,205	404,190
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(6,844)	(583,566)
5	CASH GENERATED (USED) IN OPERATING ACTIVITIES	905,361	(179,376)
6	CASH FLOW FROM EXTERNAL ACTIVITIES	43,869	1,237,970
7	CASH FLOW FROM INTERNAL ACTIVITIES	(230,016)	(307,137)
8	CASH FLOW GENERATED (USED) BY FINANCING	(186,147)	930,833
9	CASH FLOW GENERATED (USED) IN INVESTMENT ACTIVITIES	(1,244,781)	(392,457)
10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	(525,567)	355,819
11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	2,261,941	1,102,638
12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	1,736,374	1,461,638

CONSOLIDATED CASH FLOW STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(THOUSANDS OF PESOS)

Ref		QUARTER OF PRESENT	QUARTER OF PREVIOUS
C	CONCEPTS	FINANCIAL YEAR	FINANCIAL YEAR

2	ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE	1,044,691	636,309
13	+ DEPRECIATION AND AMORTIZATION FOR THE YEAR	902,597	946,324
14	+ (-) NET INCREASE (DECREASE) IN PENSIONS FUND AND SENIORITY PREMIUMS	96,202	92,741
15	NET LOSS (PROFIT) IN MONEY EXCHANGE	-	-
16	NET LOSS (PROFIT) IN ASSETS AND LIABILITIES	-	-
17	+ (-) OTHER ITEMS	45,892	(402,756)

4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(6,844)	(583,566)
18	+(-) DECREASE (INCREASE) IN ACCOUNT RECEIVABLE	(151,713)	(401,125)
19	+(-) DECREASE (INCREASE) IN INVENTORIES	181,453	(158,087)
20	+(-) DECREASE (INCREASE) IN OTHER ACCOUNT RECEIVABLE	(201,478)	(76,790)
21	+(-) DECREASE (INCREASE) IN SUPPLIER ACCOUNT	(174,594)	(20,888)
22	+(-) DECREASE (INCREASE) IN OTHER LIABILITIES	339,488	73,324

6	CASH FLOW FROM EXTERNAL FINANCING	43,869)	1,237,970
23	+ SHORT-TERM BANK AND STOCK MARKET FINANCING	754,116	2,621,038
24	+ LONG-TERM BANK AND STOCK MARKET FINANCING	3,531,278	1,714,967
25	+ DIVIDEND RECEIVED
26	+ OTHER FINANCING	-	(42,668)
27	(-) BANK FINANCING AMORTIZATION	(4,241,525)	(3,055,367)
28	(-) STOCK MARKET AMORTIZATION	-	-
29	(-) OTHER FINANCING AMORTIZATION	-	-

7	CASH FLOW FROM INTERNAL FINANCING	(230,016)	(307,137)
30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCKS	-	-
31	(-) DIVIDENDS PAID	(230,016)	(307,137)
32	+ PREMIUM ON SALE OF SHARES	-	-
33	+ CONTRIBUTION FOR FUTURE CAPITAL INCREASES	-	-

9	CASH FLOW GENERATED (UTILIZED) IN INVESTMENT ACTIVITIES	(1,244,781)	(392,457)
34	+(-) DECREASE (INCREASE) IN STOCK INVESTMENTS OF A PERMANENT NATURE	-	-
35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(911,729)	(464,721)
36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	-	-
37	+ SALE OF OTHEr PERMANENT INVESTMENTS	-	126,115
38	+ SALE OF TANGIBLE FIXED ASSETS	29,921	7,036
39	+(-) OTHER ITEMS	(362,973)	(60,887)

RATIOS
(Consolidated)

REF		QUARTER OF PRESENT		QUARTER OF PREVIOUS
P	CONCEPTS	FINANCIAL YEAR	%	FINANCIAL YEAR	%

	YIELD
1	NET INCOME TO NET SALES	(1.14)%		(1.94)%
2	NET INCOME TO STOCK HOLDERS' EQUITY	0.50%		(0.11)%
3	NET INCOME TO TOTAL ASSETS	0.61%		(1.27)%
4	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	(224.08)%		47.52%
5	INCOME DUE TO MONETARY POSITION TO NET INCOME	(210.10)%		(163.13)%

	ACTIVITY
6	NET SALES TO NET ASSETS (**)	0.80	times	0.72	times
7	NET SALES TO FIXED ASSETS (**)	1.27	times	1.27	times
8	INVENTTORIES ROTATION (**)	4.75	times	4.75	times
9	ACCOUNTS RECEIVABLE IN DAYS OF SALES	30	days	28	days
10	PAID INTERESTS TO TOTAL LIABILITIES WITH COST (**)	12.00%		9.91%

	LEVERAGE
11	TOTAL LIABILITIES TO TOTAL ASSETS	72.90%		72.12%
12	TOTAL LIABILITIES TO STOCK HOLDERS' EQUITY	2.69	times	2.59	times
13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	49.99%		65.31%
14	LONG-TERM LIABILITIES TO FIXED ASSETS	57.05%		49.44%
15	OPERATING INCOME TO INTEREST PAID	0.86	times	1.52	times
16	NET SALES TO TOTAL LIABILITIES (**)	1.08	times	0.99	times

	LIQUIDITY
17	CURRENT ASSETS TO CURRENT LIABILITIES	0.94	times	0.78	times
18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.55	times	0.50	times
19	CURRENT ASSETS TO TOTAL LIABILITIES	0.40	times	0.39	times
20	AVAILABLE ASSETS TO CURRENT LIABILITIES	18.47%		11.02%

	CASH FLOW
21	CASH FLOW FROM NET INCOME TO NET SALES	7.85%		3.39%
22	CASH FLOW FROM CHANGES IN WORKING Capital TO NET SALES	(0.06)%		(4.89)%
23	CASH GENERATED (USED) IN OPERATING TO INTEREST PAID	1.00	times	(0.23)	times
24	EXTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	(23.57)%		133.11%
25	INTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	123.57%		(33.11)%
26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO CASH GENERATED	73.24%		118.41%
	(USED) IN INVESTMENT ACTIVITIES
(**) IN THESE RATIOS FOR THE DATA TAKE INTO CONSIDERATION  THE LAST TWELVE MONTHS.

DATA PER SHARE

REF		QUARTER OF PRESENT		QUARTER OF PREVIOUS
D	CONCEPTS	FINANCIAL YEAR	%	FINANCIAL YEAR	%

1	BASIC PROFIT PER ORDINARY SHARE (**)	0.09		(2.25)
2	BASIC PROFIT PER PREFERENT SHARE (**)	-		-
3	Diluted PROFIT PER ORDINARY SHARE (**)	-		-
4	CONTINUOUS OPERatINg PROFIT PER COMMON SHARE (**)	0.60		(1.09)
5	EFFECT OF DISCONTINUOUS OPERATING ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	-		(0.36)
6	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	-		-
7	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	-		-
8	CARRYING VALUE PER SHARE	17.37		18.81
9	CASH DIVIDEND ACCUMULATED PER SHARE	0.36		0.25
10	DIVIDEND IN SHARES PER SHARE	-	shares	-	shares
11	MARKET PRICE TO CARRYING VALUE	0.41	times	0.60	times
12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)	76.86	times	(5.04)	times
13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)	-	times	-	times
(**) TO CALCULATE THE DATA PER SHARE USE THE NET INCOME FOR THE LAST TWELVE MONTHS

CREDITS BREAKDOWN
 (Thousands of Pesos)

				Denominated in Pesos		Amortization of Credits in Foreign Currency
		Amort. Date	Rate of Int.
	Credit/Type/Insitution			Until 1 Yr	More than 1 Yr.	Current Yr.	Until 1 Yr	Until 2 Yr	Until 3 Yr	Until 4 Yr	Until 5 Yr
	Banks
	Foreign Trade
1	HSBC BANK	21/08/2006	3.29				62,506	62,506	62,506	17,382
2	CITIBANK N.A.	21/08/2006	3.29				93,758	93,758	93,758	25,801
3	BANCOMEXT	21/08/2006	3.29				104,179	104,176	104,176	28,925
4	ABN AMRO BANK, N.V.	21/08/2006	3.29				62,506	62,506	49,126	17,382
5	BANCO NACIONAL DE MEXICO, S.A.	21/08/2006	3.29				62,506	62,506	62,506	17,382
6	BANK OF MONTREAL	21/08/2006	3.29				41,670	41,670	41,670	11,556
7	BANCA NAZIONALE DE LAVORO	21/08/2006	3.29				20,835	20,835	20,835	5,785
8	CHASE BANK OF TEXAS	21/08/2006	3.29				20,835	20,835	20,835	5,785
9	CREDIT SUISSE FIRST BOSTON	21/08/2006	3.29				20,835	20,835	20,835	5,785
10	HYPOVEREISBANK	02/09/2003	2.29			15,839
11	HYPOVEREISBANK	30/05/2008	3.22				7,584	7,584	7,584	7,584	9,353
12	COMERICA BANK	10/06/2008	3.14				10,418	10,418	10,418	10,418	10,418
13	CALIFORNIA COMMERCE BANK	05/12/2003	4.67				312,528
14	COMERICA BANK	28/02/2004	3.36				41,670
15	ABN AMRO BANK, N.V.	12/12/2003	2.50			116,677
16	TORONTO DOMINION BANK	05/01/2008	1.57				5,876	5,876	5,876	5,876	5,876
17	BANCO BOGOTA	01/11/2003	14.04				23,783
18	HYPOVEREISBANK	25/07/2007	2.53				1,115	1,115	1,115	1,115	7,167
19	BANCO NACIONAL DE MEXICO, S.A.	31/08/2004	3.97					312,528
20	CITIBANK N.A.	29/06/2005	4.41				68,756	68,756
21	BANK OF MONTREAL	05/06/2004	3.81				67,714
22	COMERICA BANK	05/06/2004	3.81				67,714
23	EXPORT DEVELOPMENT CO.	05/06/2004	3.81				33,857
24	HYPOVEREISBANK	27/12/2004	7.13				2,406	1,198

	Unsecured debt
1	CITIBANK N.A.	30/09/2003	3.48			26,044
2	CITIBANK N.A.	07/11/2003	3.49			31,253
3	CITIBANK N.A.	28/11/2003	3.46			10,418
4	CITIBANK N.A.	10/12/2003	3.32			10,105
5	CITIBANK N.A.	12/09/2003	3.48			5,209
6	BBVA BANCOMER	01/07/2003	3.51			10,418
7	BBVA BANCOMER	10/07/2003	3.67			41,670
8	CITIBANK N.A.	10/12/2003	3.32			26,044
9	CITIBANK N.A.	08/08/2003	3.60			26,044
10	COMERICA BANK	27/08/2003	3.03			31,253
11	BBVA BANCOMER	11/07/2003	3.37			41,670
12	BBVA BANCOMER	25/07/2003	3.47			10,418
13	INBURSA	15/07/2003	7.50			41,670
14	CITIBANK N.A.	03/07/2003	3.63			31,253
15	CITIBANK N.A.	15/09/2003	3.37			41,670
16	CITIBANK N.A.	19/11/2003	3.44			26,044
17	CITIBANK N.A.	28/11/2003	3.46			41,670
18	CITIBANK N.A.	18/08/2003	3.59			41,670
19	CITIBANK N.A.	10/12/2003	3.32			46,879
20	CITIBANK N.A.	20/10/2003	3.57			36,462
21	CITIBANK N.A.	13/08/2003	3.59			20,835
22	CITIBANK N.A.	11/07/2003	3.64			31,253
23	BBVA BANCOMER	03/07/2003	3.72			31,253
24	CITIBANK N.A.	12/09/2003	3.48			15,626
25	CITIBANK N.A.	15/09/2003	3.49			5,209
26	CITIBANK N.A.	01/09/2003	3.63			626
27	SCOTIABANK	01/12/2003	4.36			70,504
28	SCOTIABANK	01/02/2005	3.05					24,277
29	CITIBANK N.A.	27/03/2006	3.16				3,125	7,292	10,418
30	COMERICA BANK	27/03/2006	3.16				57,818	134,908	192,726
31	BANCOMEXT	27/03/2006	3.16				31,253	72,923	104,176
32	WACHOVIA BANK	27/03/2006	3.16				23,440	54,692	78,132
33	CAIXANOVA BANK	27/03/2006	3.16				9,376	21,877	31,253
34	CITIBANK N.A.	27/03/2008	3.53					1,563	6,251	9,376	14,064
35	COMERICA BANK	27/03/2008	3.53					13,670	54,680	82,021	123,031
36	BANCOMEXT	27/03/2008	3.53					10,418	41,670	62,506	93,758
37	CAIXANOVA BANK	27/03/2008	3.53					2,604	10,418	15,626	23,440
38	BANK OF MONTREAL	27/03/2008	3.53					5,209	20,835	31,253	46,894
39	BANAMEX	27/03/2007	11.22	38,704	348,340
40	COMERICA BANK	27/03/2007	11.22	13,000	117,000
41	BANCOMEXT	27/03/2007	11.22	11,048	99,526
42	CITIBANK N.A.	01/12/2003	3.49			103,134
43	BBVA BANCOMER	03/07/2003	3.47			41,670
44	BBVA BANCOMER	23/07/2003	3.21			46,879
45	BBVA BANCOMER	18/07/2004	3.25			62,506
46	BBVA BANCOMER	22/07/2003	3.47			46,879
47	CITIBANK N.A.	03/12/2003	3.43			208,352
48	BANORTE	15/08/2003	4.72			51,046
49	CAIXANOVA BANK	06/11/2003	4.50			10,714
50	BANCO BOGOTA	26/12/2003	13.31			4,067
51	BANCO BOGOTA	12/10/2003	20.00			630
52	BANCO BOGOTA	09/07/2003	13.31			2,219
53	BANCO BOGOTA	09/07/2003	13.31			663
54	BANCO BOGOTA	15/04/2004	20.00			383
55	BANCO BOGOTA	09/07/2003	13.31			847
56	BBVA BANCOMER	01/07/2003	3.42			5,209
57	CITIBANK N.A.	15/07/2003	3.64			34,378
58	BANORTE	21/08/2003	4.53			52,088
59	BANORTE	09/09/2003	4.82			31,253
60	CITIBANK N.A.	13/08/2003	3.59			20,835
61	BBVA BANCOMER	03/07/2003	3.71			20,835
62	BBVA BANCOMER	01/07/2003	3.42			5,209
63	BBVA BANCOMER	03/07/2003	3.71			10,417
64	BBVA BANCOMER	01/07/2003	3.42			5,209
65	CITIBANK N.A.	03/07/2003	3.53			390,660
66	OTROS	01/09/2003	15.00	66,668
67	INBURSA	15/07/2003	7.50			62,506
68	INBURSA	21/07/2003	7.50			104,176
69	INBURSA	30/07/2003	7.50			104,176

	Con Garantia
1	SANTANDER-SERFIN	31/01/2006	8.75	21,825	41,827
2	SANTANDER-SERFIN	31/01/2006	8.75	5,937	20,001
3	HSBC BANK	21/04/2003	11.65	35,250
4	CITIBANK	01/07/2003	3.03			2,595
5	CITIBANK	01/07/2003	3.13			1,343
6	CITIBANK	01/07/2003	3.09			3,610
7	IFC	01/07/2003	3.94				7,162
8	SCOTIABANK	01/02/2005	3.14					90,891
9	BANAMEX	04/09/2006	4.07				5,209	5,209	5,209	2,604
10	BANAMEX	04/09/2006	4.07				20,835	20,835	20,835	10,418
11	BANAMEX	04/09/2006	4.07				47,952	47,952	47,952	23,992
12	BANAMEX	04/09/2006	4.07				6,949	6,949	6,949	3,459
13	CONACYD	13/10/2005	3.39	5,595	8,407
14	BANCO COMERCIAL PORTUGUES	05/06/2005	4.00				23	549
15	BANCO PORTUGUES DE INVESTIMIENTO	09/05/2004	4.00				589
16	BANCO PORTUGUES DE INVESTIMIENTO	25/07/2006	4.00				410	410	410	94
17	BANCO PORTUGUES DE INVESTIMIENTO	15/09/2010	3.13				955	955	955	955	4,252
18	BANCO ESPIRITU SANTO	30/11/2005	4.50				72	122
19	BANCO ESPIRITU SANTO	16/02/2006	4.50				154	154	139
20	BANCO PORTUGUES DE INVESTIMIENTO	15/09/2004	4.50				211	58
21	BANCO ESPIRITU SANTO	20/03/2004	4.50				103
22	BANCO COMERCIAL PORTUGUES	25/12/2005	4.00				305	305	200
23	BANCO PORTUGUES DE INVESTIMIENTO	15/03/2006	4.00				2,072	2,072	1,992
24	BANCO COMERCIAL PORTUGUES	25/12/2005	4.00				96	96	60
25	BANCO COMERCIAL PORTUGUES	07/06/2005	4.00				192	223
26	BANCO PORTUGUES DE INVESTIMIENTO	25/08/2003	4.00			3,563
27	BANCO ATLANTICO	31/07/2003	4.00			4,702
28	BANCO ATLANTICO	31/07/2003	4.00			3,384
29	BANCO NACIONAL DE CREDITO	31/07/2003	4.00			2,300
30	BANCO PORTUGUES DE INVESTIMIENTO	31/07/2003	3.90			3,619
31	CAJA DUERO	20/06/2006	4.75				3,571	3,571	3,571
32	CAJA MADRID	25/10/2007	5.00				4,514	4,514	4,514	4,514	2,835
33	BANCO PASTOR	28/02/2008	4.13				3,302	3,302	3,302	3,302	3,302
34	BANCO DE CASTILLA	05/04/2008	5.25				2,857	2,857	2,857	2,857	2,857
35	CAJA ESPANA	17/06/2008	4.86				1,429	1,429	1,429	1,429	1,429
36	BANESTO	15/07/2008	5.25				4,535	4,535	4,535	4,535	5,636
37	SANTANDER-SERFIN	31/01/2006	8.75	16,786	27,976
38	HSBC BANK	12/23/2004	4.05				156,264	104,176

	Total bancarios			214,813	663,077	2,337,742	1,527,823	1,547,698	1,156,708	419,715	354,312

Credit/Type/Insitution			Denominated in Pesos		Amortization of Credits in Foreign Currency
Listed in the Mexican Stock Exchange	Amort. Date	Rate of Int.
Unsecured debt			Until 1 Yr	More than 1 Yr.	Current Yr.	Until 1 Yr	Until 2 Yr	Until 3 Yr	Until 4 Yr	Until 5 Yr
PUBLICO	30/09/2003	8.35			62,506
PUBLICO	23/09/2003	8.37			72,923
PUBLICO	09/09/2003	8.40			72,923
PUBLICO	12/10/2004	9.35		147,393
PUBLICO	12/10/2006	9.48		447,332
PUBLICO	07/06/2006	8.58		575,835
PUBLICO	02/10/2008	12.17		360,000
PUBLICO	22/12/2008	11.06		1,000,000
PUBLICO	05/02/2009	12.87		1,140,000
PUBLICO	30/10/2003	9.48	50,000
PUBLICO	31/07/2003	8.78	100,000
PUBLICO	15/05/2007	11.38		2,083,520					192,621
CREDIT SUISSE FIRST BOSTON	30/04/2009	11.50								645,725
OBSA	30/04/2004	8.43	310,000

COLOCACIONES PRIVADAS

Total Stock Exchange			460,000	5,754,080	208,352	-	-	-	192,621	645,725

				Denominated in Pesos		Amortization of Credits in Foreign Currency
		Amort. Date	Rate of Int.
	Credit/Type/Insitution			Until 1 Yr	More than 1 Yr.	Current Yr.	Until 1 Yr	Until 2 Yr	Until 3 Yr	Until 4 Yr	Until 5 Yr
	Suppliers
2	EMPAQUES DE CARTON TITAN, S.A. DE C.V.			38,675
3	O. ENRIQUE HINOJOSA PENA AGENTE ADUANAL			33,964
4	PEMEX GAS Y PETROQUIMICA BASICA			32,307
5	GAS INDUSTRIAL DE MONTERREY, S.A.			28,158
6	IBM DE MEXICO, COM. Y SERVICIOS, S. A.			24,416
7	WEYERHAEUSER DE MEXICO, S.A DE C.V.			24,191
8	CARTONPACK, S.A. DE C.V.			23,373
9	PRAXAIR MEXICO, S.A. DE C.V.			23,056
10	TRACTEBEL ENERGIA DE MONTERREY, S. DE R.			21,519
11	MATERIAS PRIMAS MONTERREY, S.DE R.L. DE			17,553
12	EDS DE MEXICO, S. A. DE C. V			17,132
13	INGENIERIA EN EMPAQUE ARVISA, SA DE CV			15,356
14	RHI-REFMEX, S.A. DE C.V.			15,280
15	DOW QUIMICA MEXICANA, S.A. DE C.V.			15,156
16	MATERIAS PRIMAS DE LAMPAZOS , S.DE R.L.			14,608
17	COMISION FEDERAL DE ELECTRICIDAD			13,617
18	E. HINOJOSA CALZADO LTD			12,796
19	CAJAS Y EMPAQUES DE JALISCO, S.A. DE C.V			10,968
20	LUZ Y FUERZA DEL CENTRO			10,932
21	TALLER MECANICO INDUSTRIAL AVILES, S.A.			10,743
22	RTS EMPAQUES S. DE RL. DE C.V.			9,913
23	INTERGLASS, S. A. DE C. V.			9,766
24	AMERICAN NATURAL SODA ASH CORPORATION					111,588
25	PILKINGTON BROTHER LTD					43,389
26	ALCAN ALUMINUM CORPORATION					39,318
27	UNION PACIFIC RAILROAD CO.					37,011
28	SOLUTIA, INC.					36,483
29	ARCO ALUMINUM, INC.					31,882
30	SMURFIT CARTON Y PAPEL DE MEXICO, S.A DE					25,891
31	ATOFINA CHEMICALS, INC.					24,075
32	MONOFRAX INC.					20,882
33	ENRON CAPITAL & TRADE RESOURCES CORP.					20,077
34	AFG INDUSTRIES INC.					15,505
35	OWENS BROCKWAY GLASS CONTAINER, INC.					14,591
36	PHILLIPS 66 COMPANY					12,320
37	TECHINT COMPAGNIA TECNICA INTERNAZIONALE					12,216
38	PILKINGTON NORTH AMERICA INC.					12,078
39	LIBBEY GLASS INC					8,509
40	CAPALUX INC					7,838
41	RECTICEL N.A. INC.					7,815
42	LAMTEC CORPORATION					7,620
43	REXAM BEVERAGE CAN AMERICAS				-	5,998
44	OTROS			556,694		680,341
	Total Suppliers			980,173		1,175,427	-	-	-	-	-

	Other Current Liabilities and Other Credits
	Other Liabilities			1,021,442		1,266,849

	TOTAL			2,965,358	6,417,157	4,906,767	1,527,823	1,547,698	1,156,708	612,336	1,000,037

TRADE BALANCE AND MONETARY POSITION IN FOREIGN EXCHANGE
(Thousands of Pesos)

	Dollars		Other Currencies		Total
Trade Balance	Thousands Of Dollars	Thousand Of Dollars	Thousands Of Dollars	Thousand Of Pesos	Thousands Of Pesos

1. Income
Exports	286,816	3,029,014	-	-	3,029,014
Other	-	-	-	-	-
Total	286,816	3,029,014	-	-	3,029,014

2. Expenditure
Imports	66,071	703,958	-	-	703,958
Investments	3,276	34,746	-	-	34,746
Other	37,676	402,843	-	-	402,843
Total	107,023	1,141,547	-	-	1,141,547

Net Balance	179,793	1,887,467	-	-	1 ,887,467

3. Foreign Monetary Position

Total Assets	1,127,158	11,742,282	-	-	11,742,282
Liabilities Position	1,035,777	10,790,307	-	-	10,790,307
Short-Tern	632,457	6,588,676	-	-	6,588,676
Long-Term	403,320	4,201,631	-	-	4,201,631

Net Balance	91,381	951,975	-	-	951,975

PROPERTY, PLANT AND EQUIPMENT
(Thousands of Pesos)

>
Concepts	Acquisition	Accummulated	Carrying		Depreciation	Carrying Value+
	Cost	Depreciation	Value	Revaluation	On Revaluation	Rev-Dep
Depreciation Assets
Property	1,244,652	242,354	1,002,298	9,051,272	4,769,884	5,283,686
Machinery	8,815,466	4,689,693	4,125,773	17,181,206	12,518,318	8,788,661
Transport Equipment	0	0	0	0	0	0
Office Equipment	0	0	0	0	0	0
Computer Equipment	0	0	0	0	0	0
Other	0	0	0	0	0	0
Depreciables Total	10,060,118	4,932,047	5,128,071	26,232,478	17,288,202	14,072,347

Not Depreciation Assets
Grounds	646,168	0	646,168	2,797,477	0	3,443,645
Construction In Process	1,300,455	0	1,300,455	0	0	1,300,455
Other	0	0	0	0	0	0
Not Depreciables Total	1,946,623	0	1,946,623	2,797,477	0	4,744,100

Total	12,006,741	4,932,047	7,074,694	29,029,955	17,288,202	18,816,447

SHARE OWNERSHIP

				Total Amount
Company Name	Main Activities	Number Of Shares	Ownership	Acquisition Cost	Present Value
Subsidiaries
VITRO ENVASES DE NORTEAMERICA S.A. DE C.V.	ENVASES DE VIDRIO	759,561,828	100.00	1,384,618	1,384,618
PLASTICOS BOSCO SA DE CV	ARTICULOS DE PLASTICO	2,816,542	100.00	28,417	28,417
ENVASES CUAUTITLAN SA	FAB. Y VTA. ENVASES DE PLASTICO	40,364,003	100.00	66,444	66,444
VITRO PLAN SA DE CV	SUB-TENEDORA	31,830,500	65.00	31,830	31,830
VITRO CORPORATIVO SA DE CV	PRESTACION DE SERVICIOS	741,955,513	100.00	741,956	741,956
VITROCRISA HOLDING S DE RL DE CV	SUB-TENEDORA	94,937,160	51.00	52,020	52,020
AEROEMPRESARIAL SA DE CV	PRESTACION DE SERVICIOS AEREOS	71,524,627	100.00	79,467	79,467
VITRO AMERICAN NATIONAL CAN SA DE CV	FAB. DE LATAS DE ALUMINIO	105,672,290	50.00	105,672	105,672
SERVICIOS LEGALES Y VALORES SA DE CV	PRESTACION DE SERVICIOS	63,200	100.00	55	55
FOMENTO INMOBILIARIO Y DE LA CONSTRUCCION SA DE CV	INMOBILIARIA	470,997,088	100.00	470,997	470,997
INMOBILIARIA DE LA SUERTE SA DE CV	ARRENDADORA DE INMUEBLES	34,999	100.00	42	42
FABRICACION DE CUBIERTOS SA DE CV	FAB. DE CUBIERTOS	30,412,485	100.00	30,412	30,412
CRISA LIBBEY SA DE CV	COMERCIALIZADORA	25,500	51.00	26	26
SERVICIOS Y OPERACIONES FINANCIERAS VITRO SA DE CV	PRESTACION DE SERVICIOS	345,459,243	100.00	345,459	345,459
METALURGIA ORIENTAL SA DE CV	SUB-TENEDORA	25,321,041	100.00	25,321	25,321
MANUFACTURAS ENSAMBLAJES Y FUNDICIONES S DE RL DE CV	BIENES DE CAPITAL Y HERRAMIENTAS	118,763,806	100.00	118,764	118,764
VITRO H20 DE MEXICO S DE RL DE CV	ARTICULOS PARA TRATAMIENTO DE AGUA	2,244,018	51.00	2,244	2,244

Total Investment in Subsidiaries					3,483,744